Exhibit 8.1

                           SIMPSON THACHER & BARTLETT
             A Partnership Which Includes Professional Corporations
                              425 Lexington Avenue
                         New York, New York  10017-3954
                                 (212) 455-2000
                                                                 June 24, 1996


              Re: Merger pursuant to the Agreement and Plan of Merger, dated as of February 26, 1996, by and among First Hawaiian, Inc., ANB Acquisition Corporation and ANB Financial Corporation.


First Hawaiian, Inc.
1132 Bishop Street, 25th Floor
Honolulu, Hawaii  96813

Ladies and Gentlemen:

              You have requested our opinion with respect to certain United

States ("U.S.") federal income tax consequences of the proposed transaction in which ANB Acquisition Corporation ("Acquisition Sub") will merge (the "Merger")

with and into ANB Financial Corporation ("ANB").  All capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the

Agreement and Plan of Merger, dated as of February 26, 1996, by and among First

Hawaiian, Inc. ("FHI"), Acquisition Sub and ANB, as amended through the date hereof (the "Merger Agreement").

              ANB is a corporation duly organized and existing in good standing under the laws of the state of Washington.  The capital structure of ANB, as of

February 26, 1996, is described in Section 3.5 of the Merger Agreement.

              FHI is a corporation duly organized and existing in good standing under the laws of Delaware.  Acquisition Sub is a corporation duly organized and existing in good standing under the laws of the state of Washington.  The capital structure of FHI, as of February 26, 1996, is described in Section 4.5 of the Merger Agreement.  Acquisition Sub is a direct, wholly owned subsidiary of FHI.

              Upon receipt of all required approvals and the expiration of all required waiting periods, and upon the satisfaction or waiver of all other conditions precedent set forth in the Merger Agreement, the Merger will be effected as set forth in the following summary:

               (i) Acquisition Sub will merge with and into ANB under the laws of the state of Washington, with ANB being the surviving entity.

              (ii) As a result of the Merger, ANB will become a direct, wholly owned subsidiary of FHI.

             (iii) Subject to certain exceptions set forth in the Merger Agreement, each holder of the outstanding common stock of ANB ("ANB Common Stock") (other than FHI or any wholly owned subsidiary of the
       FHI) (each an "ANB Shareholder") will receive, for each share of ANB Common Stock held by such ANB Shareholder, the number of shares of FHI Common Stock determined pursuant to Section 1.4(a) of the Merger Agreement.

              (iv) No fractional shares of FHI Common Stock will be issued in the Merger. Instead, the fractional share interests in FHI Common Stock that would otherwise be received by ANB Shareholders will be paid for in cash as provided in Section 1.5(e) of the Merger Agreement.

              In acting as counsel to FHI in connection with the Merger, we have, in preparing our opinion, as hereinafter set forth, participated in the preparation of the Merger Agreement and the preparation and filing with the

Securities and Exchange Commission of a Proxy Statement of ANB and the

Prospectus of FHI relating to the proposed Merger and to the shares of FHI

Common Stock to be issued to ANB Shareholders in the Merger pursuant to the

Merger Agreement (the "Proxy Statement/Prospectus").

              You have requested that we render the opinions set forth below.

In rendering such opinions, we have assumed with your consent that the Merger will be effected in accordance with the Merger Agreement and that the letters of representation that each of FHI and ANB (which letters are attached hereto as Exhibits A and B, respectively) have provided to us and to Knight, Vale &

Gregory, Inc., P.S., counsel to ANB, will be true as of the Effective Time.  We have examined the documents referred to above and the originals, or copies certified or otherwise identified to our satisfaction, of such records, documents, certificates or other instruments and made such other inquiries as in our judgment are necessary or appropriate to enable us to render the opinions set forth below.  We have not, however, undertaken any independent investigation of any factual matter set forth in any of the foregoing.

              If the Merger is effected on a factual basis different from that contemplated above, any or all of the opinions expressed herein may be inapplicable.  Further, our opinion is based on the Internal Revenue Code of

1986, as amended (the "Code"), the Treasury regulations promulgated thereunder,

administrative interpretations, and judicial precedents, all as of the date hereof.  If there is any subsequent change in the applicable law or regulations, or if there are subsequently any new administrative or judicial interpretations of the law or regulations, any or all of the opinions expressed herein may become inapplicable.

              Subject to the foregoing and to the qualifications and

limitations set forth herein, and assuming that the Merger is consummated in accordance with the Merger Agreement (and the exhibits thereto) and the laws of the state of Washington and as described in the Proxy Statement/Prospectus, we are of the opinion that for U.S. federal income tax purposes:

              1.      The Merger will be treated for U.S. federal income tax

purposes as a reorganization within the meaning of section 368(a) of the Code,

and FHI, Acquisition Sub and ANB will each be a party to that reorganization within the meaning of section 368(b) of the Code.

              2.      No income, gain or loss will be recognized for U.S.

federal income tax purposes by FHI, Acquisition Sub or ANB.

              3.      No income, gain or loss will be recognized for U.S.

federal income tax purposes by the ANB Shareholders who exchange, pursuant to the Merger, shares of their ANB Common Stock for shares of FHI Common Stock

(except to the extent of any cash received in lieu of fractional share interests of FHI Common Stock).

              We express our opinion herein only as to those matters

specifically set forth above and no opinion should be inferred as to the tax consequences of the Merger under any state, local or foreign law, or with respect to any other areas of U.S. federal taxation.  This opinion has been delivered to you as required under Section 6.2(l) of the Merger Agreement and we hereby consent to the filing of this opinion as an exhibit to the Proxy

Statement/Prospectus and to the use of our name under the captions "The

Merger - Certain Federal Income Tax Consequences" and "Legal Opinions" in the

Proxy Statement/Prospectus.



                             Very truly yours,


                             /s/ Simpson Thacher & Bartlett
                             SIMPSON THACHER & BARTLETT

                                                                   Exhibit A

                       [First Hawaiian, Inc.  Letterhead]



                                                                 June 21, 1996


Simpson Thacher & Bartlett
425 Lexington Avenue
New York, NY 10017

Dear Sirs:

              In connection with your rendering an opinion to First Hawaiian, Inc. ("FHI") with respect to certain United States federal income tax consequences of the merger (the "Merger") described in the Agreement and Plan of Merger among FHI, ANB Acquisition Corporation ("Acquisition Sub") and ANB Financial Corporation (the "Company") dated as of February 26, 1996 (the "Agreement"), FHI hereby makes the following representations to you (which representations you may assume will remain true as of the Effective Time of the Merger). (Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement.)

              1. The fair market value of FHI Common Stock received by each shareholder of the Company will be approximately equal to the fair market value of the Company Common Stock surrendered in the exchange.

              2. To the best of the knowledge of the management of FHI, there is no plan or intention by the directors or officers of the Company or by shareholders of the Company who own 5 percent or more of the Company's stock and there is no plan or intention on the part of the remaining shareholders of the Company to sell, exchange, or otherwise dispose of a number of shares of FHI Common Stock received in the Merger that would reduce the Company shareholders' ownership of FHI Common Stock to a number of shares having a value, as of the Effective Time of the Merger, of less than 50 percent of the value of all of the formerly outstanding stock of the Company as of the Effective Time. For purposes of this representation, shares of Company stock exchanged for cash or other property, surrendered by dissenters or exchanged for cash in lieu of fractional shares of FHI Common Stock will be treated as outstanding stock of the Company as of the Effective Time of the Merger. Moreover, shares of Company stock and shares of FHI stock held by shareholders of the Company and otherwise sold, redeemed, or disposed of prior or subsequent to the Merger will be considered in making this representation.

              3. To the best of the knowledge of the management of FHI, following the Merger, the Company will hold at least 90 percent of the fair market value of its net assets and at least 70 percent of the fair market value of its gross assets and at least 90 percent of the fair market value of Acquisition Sub's net assets and at least 70 percent of the fair market value of Acquisition Sub's gross assets held immediately prior to the Merger. For purposes of this representation, amounts paid by the Company or Acquisition Sub to dissenters, amounts paid by the Company or Acquisition Sub to shareholders who receive cash or other property, amounts used by the Company or Acquisition Sub to pay reorganization expenses, and all redemptions and distributions

(except for regular, normal dividends) made by the Company will be included as assets of the Company or Acquisition Sub, respectively, immediately prior to the Merger.

              4. Prior to the Merger, FHI will own at least 80 percent of the total combined voting power of all classes of Acquisition Sub stock entitled to vote and at least 80 percent of the total number of shares of all other classes of Acquisition Sub stock.

              5. FHI has no plan or intention to cause the Company to issue additional shares of its stock that would result in FHI failing to own at least 80 percent of the total combined voting power of all classes of the Company stock entitled to vote and at least 80 percent of the total number of shares of all other classes of the Company stock.

              6. FHI has no plan or intention to redeem or otherwise reacquire any of its stock to be issued in the Merger.

              7. FHI has no plan or intention to liquidate the Company, to cause the Company to merge with or into another corporation following the Merger, to sell or otherwise dispose of any of the stock of the Company acquired in the Merger except for transfers of such stock to a corporation with respect to which the Parent owns at least 80 percent of the total combined voting power of all classes of stock entitled to vote and at least 80 percent of the total number of shares of all other classes of stock, or to cause the Company to sell or otherwise dispose of any of its assets or of any of the assets acquired from Acquisition Sub, except for dispositions made in the ordinary course of business or transfers of assets to a corporation with respect to which the Company owns at least 80 percent of the total combined voting power of all classes of stock entitled to vote and at least 80 percent of the total number of shares of all other classes of stock.

              8. Acquisition Sub will have no liabilities assumed by the Company, and will not transfer to the Company any assets subject to liabilities in the Merger.

              9. Following the Merger, the Company will continue its historic business or use a significant portion of Company's business assets in a business.

              10. FHI, Acquisition Sub, the Company and the shareholders of the Company will pay their respective expenses, if any, incurred in connection with the Merger.

              11. There is no intercorporate indebtedness existing between FHI and the Company or between Acquisition Sub and the Company that was issued, acquired or will be settled at a discount.

              12. In the Merger, shares of the Company Common Stock representing ownership of at least 80 percent of the total combined voting power of all classes of Company stock entitled to vote and at least 80 percent of the total number of shares of all other classes of Company stock will be exchanged solely for voting stock of FHI. For purposes of this representation, shares of Company stock exchanged for cash or other property originating with

FHI will be treated as outstanding stock of the Company on the date of the Merger.

              13. To the best of the knowledge of the management of FHI, at the Effective Time of the Merger, the Company will not have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire stock in the Company that, if exercised or converted, would affect FHI's acquisition or retention of ownership of at least 80 percent of the total combined voting power of all classes of Company stock entitled to vote and at least 80 percent of the total number of shares of all other classes of Company stock.

              14. FHI does not own, nor has it owned during the past five years, any shares of stock of the Company.

              15. Neither FHI nor Acquisition Sub are investment companies as defined in section 368(a)(2)(F)(iii) and (iv) of the Internal Revenue Code.

              16. To the best of the knowledge of the management of FHI, on the date of the Merger, the fair market value of the assets of the Company will exceed the sum of its liabilities, plus the amount of liabilities, if any, to which the assets are subject.

              17. To the best of the knowledge of the management of FHI, the Company is not under the jurisdiction of a court in a title 11 or similar case within the meaning of section 368(a)(3)(A) of the Internal Revenue Code.

              18. FHI will acquire the Company Common Stock solely in exchange for FHI Common Stock, which has unrestricted voting rights. No debt relating to the Company Common Stock being transferred to FHI is being assumed by FHI. FHI will not take any of the Company Common Stock to be received by it in the Merger subject to any indebtedness.

              19. The payment of cash in lieu of fractional shares of FHI Common Stock is not separately bargained for consideration and represents a mere mechanical rounding off of the fractional share interests. The total cash consideration that will be paid in the Merger to the shareholders of the Company instead of issuing fractional shares of FHI Common Stock will not exceed [5]% of the total consideration that will be issued in the Merger to the shareholders of the Company in exchange for their shares of the Company Common Stock. No shareholder of the Company will receive cash in an amount equal to or greater than the value of one full share of FHI Common Stock with respect to the shares of FHI Common Stock to be received.

              20.     Acquisition Sub was formed by FHI solely in order to take
part in the Merger and will engage in no business activities other than those necessary to effectuate the Merger.

              21. None of the compensation received by any shareholder-employees of the Company will be separate consideration for, or allocable to, any of their shares of the Company stock; none of the shares of FHI Common Stock received by any shareholder-employees will be separate consideration for, or allocable to, any employment agreement; and the compensation paid to any shareholder-employees will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services.

              22. The foregoing representations will be true and accurate as of the effective time of the Merger. FHI agrees to promptly notify Simpson Thacher & Bartlett in writing to the extent that it has or obtains knowledge or information indicating that any of the foregoing representations cease to be true and accurate at any time through the effective time of the Merger.

                                                     Sincerely,

                                                     FIRST HAWAIIAN, INC.


                                                     /s/ Howard H. Karr
                                                         Howard H. Karr
                                                                     Exhibit B

                            ANB Financial Corporation
                              7525 West Canal Drive
                              Kennewick, WA  99336

                                                                 June 24, 1996

Simpson Thacher & Bartlett
425 Lexington Avenue
New York, New York 10017

Dear Sirs:

              In connection with your rendering an opinion to First Hawaiian, Inc. ("FHI") with respect to certain United States federal income tax consequences of the merger (the "Merger") described in the Agreement and Plan of Merger among FHI, ANB Acquisition Corporation ("Acquisition Sub") and the ANB Financial Corporation (the "Company") dated as of February 26, 1996 (the "Agreement"), the Company hereby makes the following representations to you (which representations you may assume will remain true as of the Effective Time of the Merger). (Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement.)

              1. The fair market value of FHI Common Stock received by each shareholder of the Company will be approximately equal to the fair market value of the Company Common Stock surrendered in the exchange.

              2. There is no plan or intention by the directors or officers of the Company or by shareholders of the Company who own 5 percent or more of the Company's stock, and, to the best of the knowledge of the officers and directors of the Company, there is no plan or intention on the part of the remaining shareholders of the Company to sell, exchange, or otherwise dispose of a number of shares of FHI Common Stock received in the Merger that would reduce the Company shareholders' ownership of FHI Common Stock to a number of shares having a value, as of the Effective Time of the Merger, of less than 50 percent of the value of all of the formerly outstanding stock of the Company as of the Effective Time. For purposes of this representation, shares of Company stock exchanged for cash or other property, surrendered by dissenters or exchanged for cash in lieu of fractional shares of FHI Common Stock will be treated as outstanding stock of the Company as of the Effective Time of the Merger. Moreover, shares of Company stock and shares of FHI stock held by shareholders of the Company and otherwise sold, redeemed, or disposed of prior or subsequent to the Merger will be considered in making this representation.

              3. Immediately following the Merger, the Company will hold at least 90 percent of the fair market value of its net assets and at least 70 percent of the fair market value of its gross assets held immediately prior to the Merger. For purposes of this representation, amounts paid by the Company to shareholders who receive cash or other property, amounts used by the Company to pay reorganization expenses, and all redemptions and distributions (except for regular, normal dividends) made by the Company will be included as assets of the Company immediately prior to the Merger.

              4. To the best of the knowledge of the management of the Company, prior to the Merger, FHI will own at least 80 percent of the total combined voting power of all classes of Acquisition Sub stock entitled to vote and at least 80 percent of the total number of shares of all other classes of Acquisition Sub stock.

              5. The current officers and directors of the Company have no plan or intention for the Company to issue additional shares of stock of the Company that would result in FHI failing to own at least 80 percent of the total combined voting power of all classes of the Company stock entitled to vote and at least 80 percent of the total number of shares of all other classes of the Company stock.

              6. To the best of the knowledge of the management of the Company, FHI has no plan or intention to redeem or otherwise reacquire any of its stock to be issued in the Merger.

              7. To the best of the knowledge of the management of the Company, FHI has no plan or intention to liquidate the Company, to cause the Company to merge with or into another corporation following the Merger, to sell or otherwise dispose of any of the stock of the Company acquired in the Merger except for transfers of such stock to a corporation with respect to which the Parent owns at least 80 percent of the total combined voting power of all classes of stock entitled to vote and at least 80 percent of the total number of shares of all other classes of stock, or to cause the Company to sell or otherwise dispose of any of its assets or of any of the assets acquired from Acquisition Sub, except for dispositions made in the ordinary course of business or transfers of assets to a corporation with respect to which the Company owns at least 80 percent of the total combined voting,power of all classes of stock entitled to vote and at least 80 percent of the total number of shares of all other classes of stock.

              8. To the best of the knowledge of the management of the Company, Acquisition Sub will have no liabilities assumed by the Company, and will not transfer to the Company any assets subject to liabilities in the Merger.

              9. To the best of the knowledge of the management of the Company, following the Merger, the Company will continue its historic business or use a significant portion of Company's business assets in a business.

              10. FHI, Acquisition Sub, the Company and the shareholders of the Company will pay their respective expenses, if any, incurred in connection with the Merger.

              11. There is no intercorporate indebtedness existing between FHI and the Company or between Acquisition Sub and the Company that was issued, acquired or will be settled at a discount.

              12. In the Merger, shares of Company stock representing ownership of at least 80 percent of the total combined voting power of all classes of the Company's stock entitled to vote and at least 80 percent of the total number of shares of all other classes of Company stock will be exchanged solely for voting stock of FHI. For purposes of this representation, shares of Company stock exchanged for cash or other property originating with FHI will be treated as outstanding stock of the Company on the date of the Merger.

              13. At the Effective Time of the Merger, the Company will not have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire stock in the Company that, if exercised or converted, would affect FHI's acquisition or retention of ownership of at least 80 percent of the total combined voting power of all classes of Company stock entitled to vote and at least 80 percent of the total number of shares of all other classes of Company stock.

              14. To the best of the knowledge of the management of the Company, FHI does not own, nor has it owned during the past five years, any shares of stock of the Company.

              15.   The Company is not an investment company as defined in
section 368(a)(2)(F)(iii) and (iv) of the Internal Revenue Code.

              16. On the date of the Merger, the fair market value of the assets of the Company will exceed the sum of its liabilities, plus the amount of liabilities, if any, to which the assets are subject.

              17. The Company is not under the jurisdiction of a court in a title 11 or similar case within the meaning of section 368(a)(3)(A) of the Internal Revenue Code.

              18. The payment of cash in lieu of fractional shares of Acquisition stock is not separately bargained for consideration and represents a mere mechanical rounding off of the fractional share interests. The total cash consideration that will be paid in the Merger to the shareholders of the Company instead of issuing fractional shares of FHI Common Stock will not exceed 5% of the total consideration that will be issued in the Merger to the shareholders of the Company in exchange for their shares of Company Common Stock. No shareholders of the Company will receive cash in an amount equal to or greater than the value of one full share of FHI Common Stock.

              19. None of the compensation received by any shareholder-employees of the Company will be separate consideration for, or allocable to, any of their shares of the stock of the Company; none of the shares of FHI Common Stock received by any shareholder-employees will be separate consideration for, or allocable to, any employment agreement; and the compensation paid to any shareholder-employees will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services.

              20. The foregoing representations will be true and accurate as of the Effective Time of the Merger. The Company agrees to promptly notify Simpson Thacher & Bartlett in writing to the extent that it has or obtains knowledge or information indicating that any of the foregoing representations cease to be true and accurate at any time through the Effective Time of the Merger.

                                               Sincerely,

                                               ANB Financial Corporation

                                               By: /s/ Richard C. Emery
                                                       Richard C. Emery
                                                       President & CEO